UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 12, 2005

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On December 12, 2005, we are issuing a press release and holding a conference call regarding certain changes that we made in our management structure in a meeting of the Board of Directors that occurred on December 10, 2005. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 1, 2006, Robert W. Thomas will be retiring from his position as our President and Chief Executive Officer and will resign from our Board of Directors. Dr. John Simpson, founder and Chairman of the Board, will replace Mr. Thomas as interim Chief Executive Officer. Dr. Simpson intends to relinquish his title as Chairman of the Board upon assuming his new position.

Item 8.01 Other Events

We have also formed a management leadership committee comprised of the Chief Financial Officer, Matt Ferguson; the Chief Operating Officer, David Martin; the Vice President of Corporate Development and Investor Relations, Duke Rohlen; and the Senior Vice President of Operations and Research and Development, Ronald Steckel. Our Board of Directors has also appointed Myrtle Potter as its lead independent director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of FoxHollow Technologies, Inc. dated as of December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: December 12, 2005	By:	/s/ Robert W. Thomas
Robert W. Thomas
President and Chief Executive Officer